Exhibit 99.1

CORELOGIC RAISES SECOND QUARTER 2020 FINANCIAL GUIDANCE
Significant Increases in Revenue and Profitability Driven by Top Line Growth,
Market Share Gains, Favorable Mix, and Margin Expansion

Irvine, Calif., June 25, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today announced increased financial guidance for the second quarter as summarized below.

The Company expects second quarter 2020 financial results to exceed previously issued revenue and adjusted EBITDA guidance ranges driven principally by continued market share gains and operating leverage attributable to higher U.S mortgage market volumes. Expected financial impacts attributable to COVID-19 remain consistent with assumptions incorporated in previously issued guidance.

$ in Millions	Previous Guidance	Updated Guidance
Revenue	$420 - $445	$455 - $465
Adjusted EBITDA(1)	$120 - $135	$145 - $150

(1) Definition of adjusted results, as well as other non-GAAP financial measures used by management, is included in the Use of Non-GAAP Financial Measures section found at the end of the release.

“CoreLogic continues to deliver strong growth and profitability driven by market share gains, higher market volumes, favorable revenue mix and the benefits of the ongoing productivity programs. For the fourth successive quarter, we expect to deliver profits in line with our 30% margin target. We also continued to return significant capital and reduce debt levels based on our durable cash generative model,” said Frank Martell, President and Chief Executive Officer of CoreLogic. “As we look ahead to the second half of the year, based on currently available external forecasts, we expect to continue to benefit from favorable U.S. market volumes as well as share gains and the flow through of cost productivity and operating leverage.”

2020 Financial Guidance

Consistent with its normal practice, the Company will provide full year guidance in conjunction with its second quarter earnings release in July.

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Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com
Media Contact: Allyse Sanchez, INK Communications for CoreLogic, office phone: 925-548-2535, e-mail: newsmedia@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results in the second quarter and second half of the year, and overall mortgage market volumes. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These risks and uncertainties include but are not limited to: any potential impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains a non-GAAP financial measure, adjusted EBITDA, which is provided only as supplemental information. The Company believes that its presentation of non-GAAP measures provides useful supplemental information to investors and management regarding the Company's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. Because the non-GAAP measures included herein are forward-looking, the Company is not able to provide a reconciliation, without unreasonable efforts, of its forward-looking guidance of adjusted EBITDA to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.